                                                                    Exhibit 99.1


                              UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION


The unaudited pro forma financial information presented on the following pages is derived from the historical financial statements of DQE, Inc. and subsidiaries ("DQE"). The unaudited pro forma condensed consolidated balance sheet information as of December 31, 1999 gives pro forma effect to the generation asset divestiture described in Item 2 as if such transaction had been consummated on December 31, 1999. The unaudited pro forma condensed consolidated statement of income gives pro forma effect to the generation asset divestiture described in Item 2 as if the transaction had been consummated on January 1, 1999.

The pro forma adjustments do not reflect any operating efficiencies or cost savings that may be achievable with respect to the divested assets. The pro forma adjustments do not include any adjustments to historical revenues and expenses for any future price changes or any adjustments to operating expenses for any future operation changes except for those items that are directly related to the operation of the generation facilities.

The unaudited pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had the generation assets divestiture been consummated on the dates for which such transaction is being given effect. The pro forma adjustments reflecting the generation asset divestiture are based upon the assumptions set forth in the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information presented on the following pages should be read in conjunction with the audited historical financial statements (including the notes thereto) of DQE, which are contained in its Annual Report on Form 10-K.

DQE
Pro Forma Condensed Consolidated Balance Sheet
December 31, 1999
Amounts in Thousands

----------------------------------------------------------------------------------------------------------------
                                                                                Pro Forma
UNAUDITED                                                   As Reported        Adjustments         As Adjusted
----------------------------------------------------------------------------------------------------------------
ASSETS

Current assets:
Cash and temporary cash investments                         $   54,229        $         -            $ 54,229
Receivables                                                    184,248                  -             184,248
Other current assets                                           137,180            (33,057)e           104,123
----------------------------------------------------------------------------------------------------------------
     Current assets                                            375,657            (33,057)            342,600
----------------------------------------------------------------------------------------------------------------
Long-term investments                                          639,284                  -             639,284
Property, plant and equipment - net                          1,828,067           (189,000)e         1,639,067
Transition costs                                             2,008,171         (1,300,559)e           707,612
Regulatory assets                                              224,002                  -             224,002
Divestiture costs                                              218,653           (218,653)e                 -
Other                                                          315,158                  -             315,158
----------------------------------------------------------------------------------------------------------------
     Non-current assets                                      5,233,335         (1,708,212)          3,525,123
----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                               $ 5,608,992        $(1,741,269)        $ 3,867,723
================================================================================================================

CAPITALIZATION and LIABILITIES

Current liabilities:
Notes payable and current debt maturities                    $ 812,052         $ (632,131)c         $ 179,921
Other current liabilities                                      171,591                  -             171,591
----------------------------------------------------------------------------------------------------------------
     Current liabilities                                       983,643           (632,131)            351,512
----------------------------------------------------------------------------------------------------------------
Non-current liabilities:
Deferred income taxes                                        1,020,103           (246,056)            774,047
Deferred income                                                126,434                  -             126,434
Other non-current liabilities                                  225,688                  -             225,688
----------------------------------------------------------------------------------------------------------------
     Non-current liabilities                                 1,372,225           (246,056)          1,126,169
----------------------------------------------------------------------------------------------------------------
Capitalization:
Long-term debt                                               1,633,077           (350,162)c         1,282,915
Preferred stock                                                272,182                  -             272,182
Common shareholders' equity:
Common stock                                                   994,935                  -             994,935
Retained earnings                                              953,785            (43,586)            910,199
Treasury stock                                                (602,689)          (469,334)d        (1,072,023)
Accumulated other comprehensive income                           1,834                  -               1,834
----------------------------------------------------------------------------------------------------------------
     Common shareholders' equity                             1,347,865           (512,920)            834,945
----------------------------------------------------------------------------------------------------------------
     Total Capitalization                                    3,253,124           (863,082)          2,390,042
----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES and CAPITALIZATION                       $ 5,608,992        $(1,741,269)        $ 3,867,723
================================================================================================================

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                                                    Exhibit 99.1

DQE
Pro Forma Condensed Consolidated Statement of Income
Year ended December 31, 1999
Amounts in thousands, except per share amounts


---------------------------------------------------------------------------------------------------------------
                                                                             Pro Forma
UNAUDITED                                                As Reported        Adjustments           As Adjusted
---------------------------------------------------------------------------------------------------------------
Operating Revenues:
Electricity sales                                       $ 1,093,537          $       - a         $ 1,093,537
Water sales                                                 122,389                                  122,389
Other                                                       125,275                                  125,275
---------------------------------------------------------------------------------------------------------------
     Total Operating Revenues                             1,341,201                  -             1,341,201
---------------------------------------------------------------------------------------------------------------

Operating Expenses:
Fuel                                                        167,080           (167,080)a                   -
Purchased power                                              58,102            364,036 a             422,138
Other operating                                             437,679            (68,117)a             369,562
Maintenance                                                  75,400            (48,133)a              27,267
Depreciation and amortization                               196,319             84,559 b             280,878
Taxes other than income taxes                                87,779            (45,670)a              42,109
---------------------------------------------------------------------------------------------------------------
     Total Operating Expenses                             1,022,359            119,595             1,141,954
---------------------------------------------------------------------------------------------------------------

Operating Income                                            318,842           (119,595)              199,247

Other Income                                                152,003                  -               152,003
Interest and Other Charges                                 (158,707)            45,089 c            (113,618)
---------------------------------------------------------------------------------------------------------------
Income Before Taxes                                         312,138            (74,506)              237,632
---------------------------------------------------------------------------------------------------------------

Income Taxes                                                110,722            (30,920)f              79,802
---------------------------------------------------------------------------------------------------------------
Net Income                                                  201,416            (43,586)              157,830
---------------------------------------------------------------------------------------------------------------

Dividends on Preferred Stock                                  1,569                  -                 1,569
---------------------------------------------------------------------------------------------------------------
Earnings Available for Common Stock                     $   199,847          $ (43,586)          $   156,261
===============================================================================================================

Average Number of Common Shares
     Outstanding (Thousands of Shares)                       75,463            (11,049)d              64,414
===============================================================================================================

Earnings Per Share of Common Stock:
     Basic                                              $      2.65                              $      2.43
     Diluted                                            $      2.62                              $      2.40
===============================================================================================================

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                                                    Exhibit 99.1

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(a) In conjunction with the generation station auction, Orion will supply energy to Duquesne Light to cover the Provider of Last Resort (POLR) obligation for customers who do not switch to another energy supplier. No change would result to operating revenues as the amount of POLR revenues are unaffected. Operating expenses related to coal and nuclear generation (fuel, operating and maintenance costs, and property taxes) have been eliminated. In addition, purchased power and gross receipt taxes have been adjusted to reflect the impact of the provider of last resort agreement with Orion. Under this agreement, the cost of the purchased power will be equal to the operating revenue received from customers who do not switch to another energy supplier.
(b) Since Duquesne Light would have recovered approximately $1.1 billion of transition costs (net of deferred taxes) at the beginning of 1999 through the generation auction, the permitted return on the unrecovered balance of transition costs would have been substantially reduced. This reduced return is reflected as additional amortization expense. The increase in amortization expense is offset by a reduction in depreciation expense related to the generation facilities of $21,793.
(c) Adjustment represents the impact of the elimination of the interest component on the Beaver Valley Unit 2 lease of $35,245 and the incremental debt and interest expense of $9,844 incurred by DQE from the issuance of commercial paper and other debt in anticipation of receiving generation auction proceeds.
(d) Adjustment represents the impact of the repurchase of $469,334 of common stock on January 1, 1999. This amount reflects the estimated amount of treasury stock purchases to be made by DQE with the auction proceeds.
(e) Adjustment represents the write-off of the net book value of the generation plant assets, materials and supplies inventory, the recovery on December 31, 1999 of the transition assets (including the related deferred income taxes) and the recovery of the previously deferred divestiture expenses.
(f) Adjustment represents the net income tax impact of all of the pro forma adjustments utilizing Duquesne Light's effective tax rate.